UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)             August 21, 2017

AMERICAN NATIONAL INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

One Moody Plaza Galveston, Texas	77550-7999
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 24, 2017, American National Insurance Company (the “Company”) filed a Current Report on Form

8-K (the “Original Report”) announcing that John J. Dunn, Jr., former Executive Vice President, Chief Financial Officer and Treasurer, is no longer with the Company, and that the Board of Directors has appointed Timothy A. Walsh as the Company’s Executive Vice President, CFO, Treasurer and ML and P&C Operations. The Company is filing this amendment to the Original Report to update information regarding Mr. Dunn’s severance payment. On September 26, 2017, in connection with Mr. Dunn’s execution of a general release and waiver of claims and his agreement to certain confidentiality and other restrictions, the Company agreed to pay Mr. Dunn a final severance amount of $230,000, less applicable tax withholdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ James E. Pozzi
	Name:	James E. Pozzi
	Title:	President and Chief Executive Officer

Date: September 29, 2017